Exhibit 10.26

Amendment 2020-1
to the
Devon Energy Corporation
defined contribution RESTORATION Plan

The Devon Energy Corporation Defined Contribution Restoration Plan (the "Plan") is irrevocably amended as follows:

1.Effective January 1, 2021, Section 2.1(e) ("Change of Control Payment Event") is amended in its entirety to read as follows:

"(e)"Change of Control Payment Event" for Company Contributions made to the Plan on or after January 1, 2021, "Change of Control Payment Event" shall mean the occurrence of any one of the following events:

(i)the Incumbent Directors cease for any reason to constitute at least a majority of the Board (For these purposes, the term "Incumbent Directors" means the members of the Board on December 1, 2007; provided, however, that (a) any person becoming a director and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director, and (b) no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest ("Election Contest"), pursuant to any proxy access procedures for stockholders included in the Company's organizational documents, or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; provided further, however, that when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of Company securities, such partnership, syndicate or group shall be deemed a "person" for purposes of this definition);

(ii)any person is or becomes a "beneficial owner" (as such meaning is set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing 30% or more of either (x) the Company's outstanding shares of common stock or (y) the combined voting power of the Company's then-outstanding securities eligible to vote in the election of directors (each, "Company Securities"); provided, however, that the event described in this subsection (ii) shall not be deemed to be a Change  of Control Payment Event by virtue of any of the following acquisitions or transactions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction;

(iii)the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an Affiliate (a "Sale"), unless:

(1)immediately following the consummation of the Reorganization or Sale, the holders of the Company's shares of common stock hold or receive in such Reorganization or hold more than 50% of each of the outstanding common stock and the total voting power of securities eligible to vote in the election of directors of (x) the corporation resulting from such Reorganization or the corporation that has acquired all or substantially all of the assets of the Company (in either case, "the Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation ("the Parent Corporation"),

(2)no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes, as a result of the Reorganization or Sale, the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock or the total voting power of the outstanding voting securities eligible to vote in the election of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

(3)at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale;

(any Reorganization or Sale that satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction"); or

(iv)the Company's stockholders consummate a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control Payment Event shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Securities due to the Company's acquisition of Company Securities that reduces the number of Company Securities outstanding; provided, however, if, following such acquisition by the Company, such person becomes the beneficial owner of additional Company Securities that increases the percentage of outstanding Company Securities beneficially owned by such person, a Change of Control Payment Event shall then occur. In addition, if a Change of Control Payment Event occurs pursuant to paragraph 2.1(e)(ii) above, no additional Change of Control Payment Event shall be deemed to occur pursuant to paragraph 2.1(e)(ii) by reason of subsequent changes in holdings by such person (except if the holdings by such person are reduced below 30% and thereafter increase to 30% or above).

Solely with respect to that portion of a Participant's Account that is subject to Section 409A of the Code, the foregoing definition of Change of Control Payment Event shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change of Control Payment Event only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

For Company Contributions made to the Plan before January 1, 2021, Change of Control Payment Event shall have the meaning as set forth in the Plan prior to the effective date of the amendment effecting the changes described herein."

2.Effective January 1, 2021, Section 3.1 of the Plan ("Eligibility and Participation") is amended to add a new sentence to the end thereof to read as follow:

"Without limiting the foregoing, any person who is an employee of WPX Energy, Inc. or any of its affiliates and who becomes an employee of the Company or an Affiliate as a result of the consummation of the transaction contemplated by that Agreement and Plan of Merger between the Company and WPX Energy, Inc. dated September 26, 2020 shall not be eligible to participate in the Plan until designated by the Committee as eligible to participate in the Plan."

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IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2020-1 to the Plan to be executed this 23rd day of December, 2020.

DEVON ENERGY CORPORATION

By:	/s/Tana K. Cashion
Name:	Tana K. Cashion
Title:	Senior Vice President, Human Resources

[Signature Page to Amendment 2020-1 to the Devon Energy Corporation

Defined Contribution Restoration Plan]